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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ASAT Holdings Limited on Form S-8 of our report dated June 9, 2000, except for
Note 18, as to which date is July 6, 2000, appearing in the Annual Report on Form 20-F of ASAT Holdings Limited for the year ended April 30, 2000.


/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU
Hong Kong
February 13, 2001